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                            FIRST AMENDMENT TO LEASE



         THIS FIRST AMENDMENT TO LEASE ("Amendment") dated this 25th day of May, 1998, is entered into by and between DRAPER LAND PARTNERSHIP II, L.C., a Utah Limited Liability Company ("Landlord"), and 1-800-CONTACTS, INC. a Utah corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant entered into a Lease dated November 3, 1997, ("Lease") which is incorporated herein by reference;

         WHEREAS, the parties hereto desire to amend certain terms and conditions of the Lease as specifically indicated in this Amendment. However, unless specifically amended herein, all terms and conditions of the Lease and 1st Amendment remain in full force and effect;

         NOW THEREFORE, in consideration of the mutual promises, representation and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. The recitals contained herein are hereby incorporated by reference.

         2. Article 1(a) shall be replaced in its entirety by the following:

         1(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises ("Premises"), highlighted on Exhibit A attached hereto, which include approximately 23,379 Rentable square feet. The location of the Premises and related Building is commonly known as: 66 E. Wadsworth Park Dr., Bldg. B, Suite #300, Draper, UT 84020 (the "Building").

         3. Article 4(a) shall be replaced in its entirety by the following:

         4(a) Base Rent. Total Base Rent shall be 16.50 per Rentable square foot
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or $385,753.50, subject to an annual increase as provided below, payable as follows: $32,146.13 per month, payable in advance each month on or before the
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1st day of each month during the duration of the Lease, with the first such monthly rental

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payments being due upon the execution of the Lease. Any partial months shall be prorated accordingly. Base Rent under this Article will be increased by sixty cents ($0.60) after the thirteenth month of the lease and each year thereafter including any option period, (after adjustment to fair market value at beginning of the Option period). All Base Rent and additional rent (collectively "Rents") shall be paid as follows, unless otherwise directed in writing: Draper Land Partnership II, L.C.; Attn: Kip Wadsworth; 71 East Wadsworth Dr., Draper, UT 84020.

         IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.



TENANT,                                      LANDLORD,


1-800 CONTACTS, INC.                         DRAPER LAND PARTNERSHIP II



By: [ILLEGIBLE SIGNATURE]                    By: /s/ Kip Wadsworth
   ----------------------------                 ---------------------------
                                                  Kip Wadsworth

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